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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITOR

     We have issued our report dated February 9, 2001, accompanying the financial statements of Crescent Banking Company as of and for the period ending December 31, 2000, contained in the Form 10-K for the year ended December 31, 2000. We consent to the use of the aforementioned report in the Form 10-K for the year ended December 31, 2000.

     /s/ Mauldin & Jenkins LLC

Atlanta, Georgia
March 29, 2001